                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ___)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d) (2))

[ ]  Definitive Information Statement

                             SUNAMERICA SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA ASSET MANAGEMENT CORP.                      (AIG SUNAMERICA LOGO)
SunAmerica Series Trust                                THE RETIREMENT SPECIALIST
P.O. Box 54299
Los Angeles, California
(800) 445-7862

March 20, 2007

Dear Contract Owner:

     We are writing to provide you with the enclosed information statement. The information statement provides information regarding recent amendments to subadvisory agreements (the "Amendments") between (1) AIG SunAmerica Asset Management Corp. ("SunAmerica") and Templeton Investment Counsel, LLC with respect to the Foreign Value Portfolio, a series of SunAmerica Series Trust (the "Trust"), and (2) SunAmerica and Franklin Advisory Services, LLC with respect to the Small Company Value Portfolio, also a series of the Trust.

     The Amendments removed language contained in the agreement that restricted the percentage of brokerage transactions in which the subadviser may direct to an affiliated broker. In addition, the Amendments included various administrative changes that are described in more detail in the enclosed information statement. The Amendments were approved by the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended, on January 19, 2007.

     As a matter of regulatory compliance, we are sending you this information statement, which describes the Amendments and the reasons why the Board approved the Amendments.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


-------------------------------------
Vincent Marra
President
SunAmerica Series Trust

                             SUNAMERICA SERIES TRUST
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                                   ----------

                              INFORMATION STATEMENT
                 REGARDING AMENDMENTS TO SUBADVISORY AGREEMENTS

                                   ----------

                             FOREIGN VALUE PORTFOLIO
                          SMALL COMPANY VALUE PORTFOLIO
                        (COLLECTIVELY, THE "PORTFOLIOS")

                                   ----------

     This information statement is being provided to the shareholders of each of the Portfolios, in lieu of a proxy statement, pursuant to the terms of an exemptive order SunAmerica Series Trust (the "Trust") has received from the Securities and Exchange Commission. The exemptive order permits AIG SunAmerica Asset Management Corp. ("SunAmerica"), as the investment adviser, manager and administrator of the Trust's portfolios, to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about March 20, 2007 to contract owners who chose the Portfolios as an investment option prior to February 28, 2007.

PURPOSE OF THE INFORMATION STATEMENT

     On January 19, 2007, the Trustees approved amendments (the "Amendments") to subadvisory agreements between SunAmerica and the subadvisers of the Portfolios (the "Subadvisory Agreements"). Franklin Advisory Services, LLC ("Franklin Advisory") and Templeton Investment Counsel, LLC ("Templeton") each currently subadvise the Small Cap Value Portfolio and Foreign Value Portfolio, respectively (collectively, the "Subadvisers").

     The Amendments delete a provision of the Subadvisory Agreements that limits the percentage of brokerage transactions that may be effected through affiliates of the Subadvisers, SunAmerica and its affiliates or any other subadviser to the Trust or its affiliates, to 25% of a Portfolio's total transactions in securities during the Trust's fiscal year. Management recommended this change because it believed that the broad scope of the 25% limitation was unduly restrictive, particularly in light of each Subadviser's duty to seek best execution on behalf of a Portfolio.

     Furthermore, the Trust has policies and procedures for transactions with affiliated brokers, as approved by the Trustees. The procedures are designed to ensure that the commissions, fees or other remuneration received by an affiliated broker are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar investments being purchased or sold on a securities exchange during a comparable period of time. In addition, the Trustees are provided a quarterly compliance report that lists the Portfolios' affiliated brokerage transactions and determine whether such transactions were effected in accordance with the Trusts' policies and procedures.

     In addition, the Trustees approved Amendments involving the following non-material, administrative changes to the Subadvisory Agreements: (1) the addition of a confidentiality provision; (2) the addition of a provision that clarifies that SunAmerica (and not the Subadviser) is responsible for the voting of proxies on behalf of the Portfolios; and (3) the removal of certain language regarding the factors that a Subadviser may consider when selecting a broker.

THE TRUST

     Each of the Portfolios is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. ("AIG") and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker, acting as an agent not as principal, and the affiliated broker may receive brokerage commissions in connection therewith as permitted by
Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENTS

     The Subadvisory Agreements between SunAmerica and each of the Subadvisers provide that: (i) the Subadviser shall manage the assets of the Portfolios for which they have been hired, (ii) SunAmerica shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) the Subadviser shall comply with the Portfolio's investment policies and restrictions, with applicable law and with any applicable policies and procedures adopted by the Trustees.

     There have been no changes to the Subadvisory Agreements except for those changes included in the Amendments as described on page 1.

     The Subadvisory Agreements were last approved at a meeting of the Trustees held on December 13, 2006. The form of Amendment Subadvisory Agreement, as amended, is attached to this information statement as Exhibit A. The subadvisory fee schedule for each Portfolio is noted below.

                                                                                SUBADVISORY FEES PAID FOR
                                                                                FISCAL-YEAR ENDED JANUARY
SUBADVISER                    PORTFOLIO                  SUBADVISORY FEE                 31, 2006
----------          -----------------------------   -------------------------   -------------------------
Franklin Advisory   Small Company Value Portfolio   0.600% first $200 million           $   59,898
                                                    0.520% next $300 million
                                                    0.500% over $500 million

Templeton           Foreign Value Portfolio         0.625% first $50 million            $1,423,130
                                                    0.465% next $150 million
                                                    0.375% next $300 million
                                                    0.350% over $500 million

INFORMATION ABOUT THE SUBADVISERS

     FRANKLIN ADVISORY SERVICES, LLC (SUBADVISER TO SMALL COMPANY VALUE PORTFOLIO). Franklin Advisory is a Delaware limited liability company located at One Parker Plaza, 9th Floor, Fort Lee, New Jersey 07024. Franklin Advisory is a wholly-owned subsidiary of Franklin Resources, Inc. (referred to as Franklin Templeton Investments), a publicly owned company engaged in the financial services industry through its subsidiaries. As of December 31, 2006, Franklin Templeton Investments managed approximately $552 billion in assets composed of mutual funds and other investment vehicles for individuals, institutions, pension plans, trusts and partnerships in 128 countries.

     The names and principal occupations of the directors and principal executive officers of Franklin Advisory are set forth in the following table. The business address of each of these individuals is One Franklin Parkway, San Mateo California 94403.

NAME                  POSITION AND PRINCIPAL OCCUPATION
----                  ---------------------------------
William Lippman       President
Madison S. Gulley     Executive Vice President
Rupert Johnson, Jr.   Senior Vice President
Bruce Baughman        Senior Vice President
Donald Taylor         Senior Vice President
Margaret McGee        Vice President/Portfolio Manger
Shelly M. Painter     Treasurer
Barbara J. Green      Secretary
Craig S. Tyle         Chief Legal Officer
Timothy S. Stearns    Chief Compliance Officer
James Baio            Senior Vice President and Chief Financial Officer
Monica Poon           Chief Compliance Officer

     TEMPLETON INVESTMENT COUNSEL, LLC (SUBADVISER TO FOREIGN VALUE PORTFOLIO. Templeton is a Delaware limited liability company located at 500 E. Broward Boulevard, Suite 2100, Ft. Lauderdale, Florida 33394. Templeton is a wholly-owned subsidiary of Franklin Resources, Inc. (referred to as Franklin Templeton Investments), a publicly owned company engaged in the financial services industry through its subsidiaries. As of December 31, 2006, Franklin Templeton Investments managed approximately $552 billion in assets composed of mutual funds and other investment vehicles for individuals, institutions, pension plans, trusts and partnerships in 128 countries.

     The names and positions of the directors and the principal executive officer of Templeton are set forth in the following table. The business address of each of these individuals is One Franklin Parkway, San Mateo California 94403.

NAME                      POSITION AND PRINCIPAL OCCUPATION
----                      ---------------------------------
Donald F. Reed            Chairman and Chief Executive Officer
Gary P. Motyl             President
Madison S. Gulley         Executive Vice President
Gregory E. McGowan        Executive Vice President
Peter A. Nori             Executive Vice President/ Portfolio Manager
Cynthia L. Sweeting       Executive Vice President/ Director of Research
Antonio Docal             Vice President/ Portfolio Manager
Tracy A. Harrington       Senior Vice President- Institutional Marketing Support
Charles R. Hutchens       Senior Vice President - Director of Client Service
Leslie M. Kratter         Senior Vice President
Edgerton Scott            Vice President
Guang Yang                Vice President
Catherine B. Alsop        Vice President - Institutional Relationship Manager
John C. Bailey, Jr.       Vice President - Institutional Sales
Mark F. Binnion           Vice President - Institutional Relationship Manager
Terry M. Buckley          Vice President - Institutional Sales
Michael J. Corcoran       Vice President & Controller
Cristina Elias            Institutional Relationship Manager
Robert C. Hays            Vice President - Institutional Sales
Tina M. Hellmer           Vice President/ Portfolio Manager
Robert C. Rosselot        Vice President & Assistant Secretary
Sandra A. Schoren-Testa   Vice President - Institutional Relationship Manager
Ann M. Ulrich             Vice President - Institutional Relationship Manager
Lori Ann Weber            Vice President & Assistant Secretary

Jeanne S. F. Wong         Vice President - Institutional Relationship Manager
Kimberly Krause           Assistant Vice President
Barbara J. Green          Secretary
Shelly M. Painter         Treasurer
Craig S. Tyle             Chief Legal Officer
Timothy S. Stearns        Chief Compliance Officer
Barry R. Forbes           Assistant Treasurer

No person who is an officer or trustee of the Trust is an officer or director of any of the Subadvisers.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     The Trustees, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the 1940 Act, approved the Amendments at a special meeting of the Board of Trustees held on January 19, 2007. In its approval of the Amendments, the Trustees considered the terms of the Amendments, that there were no changes to the nature, extent and quality of the services to be provided by the Subadvisers, and the potential profits derived by the Subadvisers or its affiliates. The Trustees did not consider, however, the investment performance of the Portfolios and the Subadviser, the fees and expenses of the Portfolio (except for brokerage commission costs), the extent to which economies of scale would be realized as the Portfolio grows or whether fee levels reflect economies of scale for the benefit of Portfolio investors. The Trustees did not consider these factors at the January 19, 2007 meeting because the Trustees had reviewed these factors and made determinations with respect to each of these factors at a regular meeting of the Board held on December 13, 2006.

     The Independent Trustees were separately represented by counsel that is independent of SunAmerica in connection with their consideration and approval of the Amendments. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     The Board considered that it has policies and procedures governing transactions with affiliated brokers and that such policies are designed to ensure that the commissions, fees or other remuneration received by an affiliated broker are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar investments being purchased or sold on a securities exchange during a comparable period of time. The Board also considered that it is provided a quarterly compliance report that lists the Trusts' transactions that were effected by the Subadviser's affiliated brokers pursuant to Rule 17e-1 under the 1940 Act and makes a determination whether such transactions were effected in accordance with the Trust's policies and procedures. In addition, the Board considered management's opinion that the percentage limitation is unduly restrictive in light of the Subadvisers' duty to seek best execution. The Board concluded that it was satisfied that the Subadvisers could continue to provide the Portfolios with the nature, quality and extent of services to which they have previously provided and that the terms of the Amendments were reasonable.

     With respect to indirect costs and benefits, the Trustees considered the potential benefits to Subadvisers that may be derived as a result of removing the limitation on effecting affiliated brokerage transactions and concluded that the benefits were not unreasonable.

     In reaching their decision to approve the Amendments, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that the Amendments were in the best interest of the Portfolios.

OWNERSHIP OF SHARES

     The number of shares of the Portfolios outstanding at the close of business on February 28, 2007 is listed in the table below.

       PORTFOLIO                  SHARES OUTSTANDING
       ---------                ----------------------
Small Company Value Portfolio
Foreign Value Portfolio

     All shares of the Portfolios are owned by AIG SunAmerica Life Assurance Company, First SunAmerica Life Insurance Company, AIG Life Insurance Company and American General Life Insurance Company. To SunAmerica's knowledge, no person owns a variable annuity contract and/or variable life insurance policy or interests therein representing more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2006.

BROKERAGE COMMISSIONS

     The following table provides the total commissions paid to any affiliated broker and the percentage of each Portfolio's aggregate brokerage commissions paid to any such affiliated broker for the fiscal year ended January 31, 2006.

                                  AGGREGATE AMOUNT OF      PERCENTAGE OF PORTFOLIO'S AGGREGATE
                                 PORTFOLIO'S AFFILIATE   BROKERAGE COMMISSIONS EFFECTED THROUGH
          PORTFOLIO              BROKERAGE COMMISSIONS             AFFILIATED BROKERS
          ---------             ----------------------   --------------------------------------
Small Company Value Portfolio            --                                --
Foreign Value Portfolio                  --                                --

OTHER SERVICE AGREEMENTS

     For the fiscal year ended January 31, 2006, the Trust paid SunAmerica for advisory services provided to the Portfolios pursuant to the Advisory Agreement, as follows:

PORTFOLIO                       ADVISORY FEES
---------                       -------------
Small Company Value Portfolio     $   99,830
Foreign Value Portfolio           $2,663,801

AIG SunAmerica Capital Services, Inc. distributes the Portfolio's shares and incurs the expenses of distributing the Portfolio's shares under a Distribution Agreement. AIG SunAmerica Capital Services, Inc. is an indirect, wholly-owned subsidiary of AIG located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

SHAREHOLDER REPORTS

     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary
                                        SunAmerica Series Trust

Dated: March 20, 2007

                                                                       EXHIBIT A

                                     FORM OF
                       AMENDMENT TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. ____ TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of January __, 2007 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and _____________________________________, a ______
corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated [_____], with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Section 2(a) of the Subadvisory Agreement is amended to delete the underlined portion of the following sentence contained therein:

     In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio, provided, however, that for each Portfolio the average annual percentage of portfolio transactions which are engaged in with the Subadviser's affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, may not exceed 25% of the Portfolio's total transactions in securities and other investments during the Trust's fiscal year.

     2. The first sentence of Section 2(b) of the Subadvisory Agreement shall be amended to delete the words "and rewarding sales or distribution."

     3. Paragraph 8 to the Subadvisory Agreement, titled Proxy Voting, is deleted in its entirety and replaced with the following paragraph:

8. PROXY VOTING. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

     4. The following new paragraph shall be added to the Subadvisory Agreement:

          20. CONFIDENTIALITY. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others, becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, self regulatory organizations, or to the extent such disclosure is necessary for employees of the Subadviser to carry out its duties on behalf of the Portfolio(s) as contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

     5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     6. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     7. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.   [SUBADVISER]


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                       A-2